[LETTERHEAD]
                                  NARESH ARORA


             Report of Independent Registered Public Accounting Firm

To the Stockholders and Board of Directors
Nayna Networks, Inc.
(a company in the development stage)

We have audited the accompanying balance sheets of Nayna Networks, Inc., a development stage enterprise as of December 31, 2004 and 2003 and the related statements of operations, stockholders' (deficit) equity, and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As stated in our earlier report dated September 7, 2004 on financial statements for the year 2003, we were unable to examine independent third party valuation report on 100% acquisition of an entity during 2003, as explained in Note B to the financial statements; nor were we able to satisfy ourselves as to the aggregate cost of acquisition allocated to goodwill and the related charge to results of operations for its impairment.

In our opinion, except for the effects of such adjustments in 2003, if any, as might have been determined to be necessary had we been able to examine evidence regarding cost of acquisition, the financial statements referred to above, present fairly, in all material respects, the financial position of Nayna Networks, Inc. as of December 31, 2004 and 2003, and the results of their operations and their cash flows for the year then ended in conformity with U.S. generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note A to the financial statements, the Company is in the development stage and has incurred losses from operations that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note A. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.



Santa Clara, California
July 20, 2005

NAYNA NETWORKS, INC.
(a development stage enterprise)
BALANCE SHEETS
(in thousands, except share and per share data)

----------------------------------------------------------------------------------------------

                                                                             December 31,
                                                                       ----------------------
ASSETS                                                                   2004          2003
                                                                       --------      --------
Current assets:
   Cash and cash equivalents                                           $    709      $  1,663
   Restricted cash                                                           49            48
   Accounts receivable, net of allowance of $33 and $0 as of
     December 31, 2004 and 2003, respectively                               160           121
   Prepaid expenses and other current assets                                 35            63
                                                                       --------      --------
         Total current assets                                               953         1,895

Property and equipment, net                                                 798         1,388
Other assets                                                                 16             9
                                                                       --------      --------
              Total assets                                             $  1,767      $  3,292
                                                                       ========      ========
LIABILITIES AND STOCKHOLDERS' (DEFICIT) EQUITY

Current liabilities
   Accounts payable                                                    $    655      $    682
   Accrued liabilities                                                      240           162
   Accrued payroll liabilities                                              295           361
   Notes payable                                                            718           843
   Current portion of capital lease obligations                               9           184
                                                                       --------      --------
         Total current liabilities                                        1,919         2,232

Capital lease obligations, less current portion                              --             9
Notes payable                                                               298           997
Bridge to common stock                                                      922            --
                                                                       --------      --------
         Total liablities                                                 3,138         3,239
                                                                       --------      --------
Stockholders' (deficit) equity
   Series A preferred stock,  $0.001 par value:
      Authorized shares - 15,000,000; issued and outstanding
      shares - 15,000,000 at December 31, 2003
      (Liquidation preference $12,000)                                       --            15
   Series B preferred stock, $0.001 par value:
      Authorized shares - 11,111,112; issued and outstanding
      shares - 7,999,997 at December 31, 2003
      (Liquidation preference $36,000)                                       --           199
   Series C preferred stock, $0.001 par value:
      Authorized shares - 13,840,000; issued and outstanding
      shares - 4,680,647 at  December                                       31,          2003
      (issued for consideration other than cash;
      liquidation preference $5,041)                                         --            --
   Series D preferred stock, $0.001 par value:
      Authorized shares - 52,500,000; issued and outstanding
      shares - 19,531,247 at December 31, 2004
      (Liquidation preference $36,000)                                       20            --
   Common stock, $0.001 par value:
      Authorized shares - 125,000,000; issued and outstanding
      shares - 48,794,091 at December 31, 2004
      and 20,512,289 at December 31, 2003                                    80            52
    Additional paid-in capital                                           51,911        48,071
   Deficit accumulated during the development stage                     (53,382)      (48,284)
                                                                       --------      --------
         Total stockholders' (deficit) equity                            (1,371)           53
                                                                       --------      --------
              Total liabilities and stockholders' (deficit) equity     $  1,767      $  3,292
                                                                       ========      ========


Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF OPERATIONS
(in thousands)

-----------------------------------------------------------------------------------------------

                                                                                   Cumulative
                                                                                  Period from
                                                                                  February 10,
                                                                                  2000 (date of
                                                        Year Ended December 31,   inception) to
                                                       -----------------------    December 31,
                                                         2004           2003          2004
                                                       --------      ---------    -----------
Operating expenses:
   Research and development                            $  2,971      $  3,051     $ 38,950
   Business development                                   1,011           720        2,611
   General and administrative                             1,069         3,675        7,533
                                                       --------      --------     --------
          Total operating expenses                        5,051         7,447       49,094
                                                       --------      --------     --------
Loss from operations                                     (5,051)       (7,447)     (49,094)
Interest income                                              14           121        2,390
Interest expense                                            (40)         (137)        (832)
Loss on sale of assets                                      (12)           --          (12)
Impairment of goodwill and other intangible assets           (9)       (5,825)      (5,834)
                                                       --------      --------     --------
           Net loss                                    $ (5,098)     $(13,288)    $(53,382)
                                                       ========      ========     ========

Accompanied notes are an integral part of these financial statements.

NAYNA NETWORKS, INC.
(a development stage enterprise)
Statements of Stockholders' (Deficit) Equity
For the Cumulative Period from February 10, 2000 (date of inception) to December 31, 2004
(in thousands, except share and per share data)

                                     Series A Redeemable              Series B Redeemable             Series C Redeemable
                                         Convertible                      Convertible                    Convertible
                                       Preferred Stock                  Preferred Stock                 Preferred Stock
                                     Shares          Amount          Shares          Amount           Shares       Amount
                                ----------------------------------------------------------------------------------------------------
Issuance of common stock
  to founders in March 2000
  at $0.001 per share for cash             --    $         --              --    $         --              --   $         --

Issuance of Series A
  redeemable convertible
  preferred stock in March
  2000 at $0.80 per share
  for cash                         15,000,000              15              --              --              --             --

Issuance of Series B
  redeemable convertible
  preferred stock in
  December 2000 at
  $4.50 per share for
  cash, net of $73 of
  issuance cost                            --              --       7,999,997               8              --             --

Issuance of warrants
  to purchase Series B
  redeemable convertible
  preferred stock in
  connection with an
  equipment lease in
  July 2000                                --              --              --             180              --             --

Exercise of common
  stock options for cash                   --              --              --              --              --             --

Repurchase of common
  stock issued to founders
  in July 2000 at $0.001 per
  share for cash                           --              --              --              --                             --

Net loss and
  comprehensive loss                       --              --              --              --              --             --
                                ----------------------------------------------------------------------------------------------------

Balances, December 31, 2000        15,000,000              15       7,999,997             188              --             --

Issuance cost related to
  Series B preferred stock                 --              --              --             (30)             --             --

Issuance of warrants to
  purchase Series B
  redeemable convertible
  preferred stock to a
  lessor in July 2001                      --              --              --              79              --             --

Compensation expense
  related to accelerated
  stock options issued
  to terminated employees
  in september 2001                        --              --              --              --              --             --

Compensation expense
  related to stock option
  grants to consultants
  in July and December 2001                --              --              --              --              --             --

Adjustment to valuation
  of warrant issued to a
  lessor to purchase Series
  B redeemable convertible
  preferred stock                          --              --              --             (38)             --             --

Exercise of common stock
  options for cash                         --              --              --              --              --             --

Repurchase of common stock
  issued to founders at
  $0.10 per share for cash                 --              --              --              --              --             --

Net loss and
  comprehensive loss                       --              --              --              --              --             --
                                ----------------------------------------------------------------------------------------------------

Balances,
  December 31, 2001                15,000,000    $         15       7,999,997    $        199              --   $         --

Repurchase of common
  stock for $0.10 to
  $0.90 per share                          --              --              --              --              --             --

Exercise of common
  stock options for cash                   --              --              --              --              --             --

Cancellation of
  previously issued common
  stock subject to
  restriction                              --              --              --              --              --             --

Net loss                                   --              --              --              --              --             --
                                ----------------------------------------------------------------------------------------------------

Balances,
  December 31, 2002                15,000,000              15       7,999,997             199              --             --

Issuance of Series C
  redeemable convertible
  preferred stock for
  consideration other than
  cash in connection with
  Xpeed acquisition                        --              --              --              --       4,680,647             --

Issuance of common stock
  for consideraion other
  than cash in connection
  with Xpeed acquisition                   --              --              --              --              --             --

Exercise of common stock
  options for cash                         --              --              --              --              --             --

Repurchase of common
  stock for $0.10 per share                --              --              --              --              --             --

Net loss                                   --              --              --              --              --             --
                                ----------------------------------------------------------------------------------------------------

Balances,
  December 31, 2003                15,000,000              15       7,999,997             199       4,680,647             --

Conversion of Series A,
  B & C into common stock         (15,000,000)            (15)     (7,999,997)           (199)     (4,680,647)            --

Issuance of Series D
  redeemable convertible
  preferred stock for cash                 ~~              ~~              ~~              ~~              ~~             ~~

Issuance of Series D
  redeemable convertible
  preferred stock for
  consideration other than
  cash in connection with
  note payable to Siemens                  ~~              ~~              ~~              ~~              ~~             ~~

Exercise of common stock
  options for cash                         ~~              ~~              ~~              ~~              ~~             ~~

Issuance of common stock
  for consideration other
  than cash on purchase of
  intangible assets

Net loss
Balances,                       ----------------------------------------------------------------------------------------------------
  December 31, 2004                        --    $         --              --    $         --              --   $         --
                                ====================================================================================================

                                Series D Redeemable                                                     Accumulated      Total
                                    Convertible                                        Additional        During the   Stockholders'
                                   Preferred Stock             Common Stock             Paid-In         Development     (Deficit)
                                Shares         Amount      Shares         Amount        Capital            Stage         Equity
                                --------------------------------------------------------------------------------------------------
Issuance of common stock
  to founders in March 2000
  at $0.001 per share for cash           --   $     --     15,000,000    $      15    $         --    $         --    $         15

Issuance of Series A
  redeemable convertible
  preferred stock in March
  2000 at $0.80 per share
  for cash                               --         --             --           --          11,938              --          11,953

Issuance of Series B
  redeemable convertible
  preferred stock in
  December 2000 at
  $4.50 per share for
  cash, net of $73 of
  issuance cost                          --         --             --           --          35,919              --          35,927

Issuance of warrants
  to purchase Series B
  redeemable convertible
  preferred stock in
  connection with an
  equipment lease in
  July 2000                              --         --             --           --              --              --             180

Exercise of common
  stock options for cash                 --         --      4,069,000            4             403              --             407

Repurchase of common
  stock issued to founders
  in July 2000 at $0.001 per
  share for cash                         --         --        (66,667)          --              --              --              --

Net loss and
  comprehensive loss                     --         --             --           --              --          (6,267)         (6,267)
                                --------------------------------------------------------------------------------------------------

Balances, December 31, 2000              --         --     19,002,333           19          48,260          (6,267)         42,215

Issuance cost related to
  Series B preferred stock               --         --             --           --              --              --             (30)

Issuance of warrants to
  purchase Series B
  redeemable convertible
  preferred stock to a
  lessor in July 2001                    --         --             --           --              --              --              79

Compensation expense
  related to accelerated
  stock options issued
  to terminated employees
  in september 2001                      --         --             --           28              --              --              28

Compensation expense
  related to stock option
  grants to consultants
  in July and December 2001              --         --             --           12              --              --              12

Adjustment to valuation
  of warrant issued to a
  lessor to purchase Series
  B redeemable convertible
  preferred stock                        --         --             --           --              --              --             (38)

Exercise of common stock
  options for cash                       --         --         93,374         0.09              10              --              10

Repurchase of common stock
  issued to founders at
  $0.10 per share for cash               --         --     (1,174,399)          (1)           (116)             --            (117)

Net loss and
  comprehensive loss                     --         --             --           --              --         (20,117)        (20,117)
                                --------------------------------------------------------------------------------------------------

Balances,
  December 31, 2001                      --   $     --     17,921,308    $      58    $     48,154    $    (26,384)   $     22,042

Repurchase of common
  stock for $0.10 to
  $0.90 per share                        --         --       (997,195)          (1)           (100)             --            (101)

Exercise of common
  stock options for cash                 --         --        100,750         0.10              10              --              10

Cancellation of
  previously issued common
  stock subject to
  restriction                            --         --     (1,472,500)          (1)             --              --              (1)

Net loss                                 --         --             --           --              --          (8,612)         (8,612)
                                --------------------------------------------------------------------------------------------------

Balances,
  December 31, 2002                      --         --     15,552,363           56          48,064         (34,996)         13,338

Issuance of Series C
  redeemable convertible
  preferred stock for
  consideration other than
  cash in connection with
  Xpeed acquisition                      --         --             --           --              --              --              --

Issuance of common stock
  for consideraion other
  than cash in connection
  with Xpeed acquisition                 --         --      5,348,572           --              --              --              --

Exercise of common stock
  options for cash                       --         --         25,000         0.03               6              --               7

Repurchase of common
  stock for $0.10 per share              --         --       (413,646)          (4)             --              --              (4)

Net loss                                 --         --             --           --              --         (13,288)        (13,288)
                                --------------------------------------------------------------------------------------------------

Balances,
  December 31, 2003                      --         --     20,512,289           52          48,071    $    (48,284)   $         53

Conversion of Series A,
  B & C into common stock                --         --     27,680,644           28             186              --              --

Issuance of Series D
  redeemable convertible
  preferred stock for cash       18,220,425         18                                       3,381                           3,399

Issuance of Series D
  redeemable convertible
  preferred stock for
  consideration other than
  cash in connection with
  note payable to Siemens         1,310,822          1                                         249                             250

Exercise of common stock
  options for cash                                            301,158         0.30              16                              16

Issuance of common stock
  for consideration other
  than cash on purchase of
  intangible assets                                           300,000         0.30               9                               9

Net loss                                                                                                    (5,098)         (5,098)
Balances,                       --------------------------------------------------------------------------------------------------
  December 31, 2004              19,531,247   $     20     48,794,091    $      80    $     51,911    $    (53,382)   $     (1,371)
                                ==================================================================================================


Accompanied notes are an integral part of these financial statements

NAYNA NETWORKS, INC.
(a development stage enterprise)
STATEMENTS OF CASH FLOWS
(in thousands)

--------------------------------------------------------------------------------------------------------------------------
                                                                                                               Cumulative
                                                                                                              Period from
                                                                                                              February 10,
                                                                                                             2000 (date of
                                                                                                             inception) to
                                                                                 Year Ended December 31,      December 31,
                                                                                   2004           2003           2004
Cash flows from operating activities :
Net loss                                                                        $ (5,098)      $(13,288)      $(53,382)
Adjustments to reconcile net loss to net cash used in operations:
  Noncash charges related to stock options granted to consultants and
   accelerated vesting of employee stock options                                      --             --             40
  Depreciation and amortization                                                      615            930          3,751
  Amortization of discount on warrants associated with equipment financing            --             67            202
  Impairment of goodwill related to acquisitions                                       9          5,825          5,834
  Loss on sale of property and equipment                                              12            364          1,126
  Changes in operating assets and liabilities:
   Restricted cash                                                                    (1)           117            (49)
   Accounts receivable                                                               (39)          (121)          (160)
   Prepaid expenses and other current assets                                          28             13            (35)
   Other assets                                                                       (8)            (9)           (16)
   Accounts payable                                                                  (27)           306            655
   Accrued liabilities                                                                78             80            240
   Accrued payroll liabilities                                                       (66)           215            295
                                                                                --------       --------       --------
        Net cash used in operating activities                                     (4,496)        (5,502)       (41,499)
                                                                                --------       --------       --------
Cash flows from investing activities :
  Purchase of property and equipment                                                 (45)          (108)        (1,238)
  Proceeds from sale of property and equipment                                         8            193            445
  Costs associated with acquisition of Xpeed, Inc.                                    --         (3,685)        (3,685)
                                                                                --------       --------       --------
        Net cash used in investing activities                                        (37)        (3,600)        (4,478)
                                                                                --------       --------       --------
Cash flows from financing activities :
  Proceeds from loan facility                                                         --             --            327
  Payments on capital lease obligations and loan facility                           (758)        (1,373)        (5,589)
  Proceeds from issuance of common stock, net of repurchases                          16              4            243
  Proceeds from issuance of Series A redeemable convertible
   preferred stock, net of issuance costs                                             --             --         11,953
  Proceeds from issuance of Series B redeemable convertible
   preferred stock, net of issuance costs                                             --             --         35,897
  Proceeds from issuance of Series D redeemable convertible
   preferred stock, net of issuance costs                                          3,399             --          3,399
  Issuance of convertible debt                                                       922             --            622
  Restricted cash                                                                     --             --           (165)
                                                                                --------       --------       --------
        Net cash provided (used) by financing activities                           3,579         (1,369)        46,686
                                                                                --------       --------       --------
Net decrease in cash and cash equivalents                                           (954)       (10,471)           709
Cash and cash equivalents at beginning of period                                   1,663         12,134             --

Cash and cash equivalents at end of period                                      $    709       $  1,663       $    709
                                                                                ========       ========       ========


Accompanied notes are an integral part of these financial statements

NAYNA NETWORKS, INC.
(a development stage enterprise)
NOTES TO FINANCIAL STATEMENTS
($ in thousands, except shares and per share data)
--------------------------------------------------------------------------------

NOTE A: THE COMPANY AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a) The Company

Nayna Networks, Inc., a development stage enterprise (the Company or Nayna), is engaged in the development of next-generation broadband access networking solutions. During 2003, the Company expanded its business development focus as a result of an acquisition of another company, to develop and market passive optical networks ("PON") equipment and digital subscriber line ("DSL") equipment. PON equipment delivers high performance broadband access over fiber cable, linking business and residential subscribers to the local central office. DSL technology provides high-speed data transmission using the local telephone company's existing infrastructure. During 2004, the Company shifted its focus in its development efforts in the Ethernet in the First Mile (EFM) segment of the broadband access market. The Company has introduced a new platform that builds upon the Company's PON expertise through its support for the latest generation Gigabit Ethernet. The company is in the development stage and since inception, has devoted substantially all of its efforts to the development of its products, raising capital, and recruiting personnel.

Nayna Networks, Inc. was incorporated in Delaware on February 10, 2000 and is located in San Jose, California.

The Company has incurred losses since its inception, and management believes that it will continue to do so for the foreseeable future because of additional costs and expenses related to continued development and expansion of the Company's product offerings. The Company currently plans to generate revenues and reduce operating expenses to levels that will result in at least neutral cash flows from operations. However, until that stage is reached, the Company will continue to use its current cash on hand and require additional financing to support its operations. Failure to generate sufficient cash flows from operations, raise additional financing or reduce certain discretionary spending could have a material adverse effect on the Company's ability to continue as a going concern and to achieve its intended business objectives. The accompanying financial statements do not include any adjustments that might result from the outcome of this uncertainty.

(b) Development Stage

Since its inception although the Company has commenced its principal operations, it has not achieved a sufficient level of sales and market demand to become an established operating enterprise. Therefore, as per the Statement of Financial Accounting Standards ("SFAS") No.7, "Accounting and Reporting by Development Stage Enterprises", the Company is being classified as a development stage enterprise. The Company is in the development stage and accordingly, its financial statements are presented in accordance with Statement of Financial Accounting Standards (SFAS) No. 7, "Accounting and Reporting by Development Stage Enterprises". Successful completion of the Company's developmental program and, ultimately, the attainment of profitable operations are dependent upon future events, including future financing, successfully completing product development, and achieving a sufficient level of sales and market demand to become an established operating enterprise. However, there can be no assurance that the Company will be able to achieve profitable operations.

(c)  Estimates and Assumptions

Preparing financial statements requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. A change in the facts and circumstances surrounding these estimates could result in a change to the estimates and could impact future operating results.

(d) Cash and cash equivalents

For purposes of the statement of cash flows, the Company considers all instruments with an original maturity of three months or less to be cash equivalents.

(e) Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation expense is determined using the straight-line method over the estimated useful lives of the respective assets, which are generally three to five years for computers, equipment and furniture. Depreciation on leasehold improvements is provided using the straight-line method over the shorter of the estimated useful lives of the improvements or the lease term. Expenditures for maintenance and repairs are charged to operating expense as incurred. Upon retirement or sale, the original cost and related accumulated depreciation are removed from the respective accounts, and the gains and losses are included in other income or expense.

(f) Impairment of long-lived assets

The Company evaluates its long-lived assets, including property and equipment, for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. When the sum of the present value of future net cash flows expected to result from the use of the asset and its eventual disposition is less than its carrying amount, an impairment loss would be measured based on the discounted cash flows compared to the carrying amount. No impairment charge has been recorded in any of the periods presented.

(g) Business and credit risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash, cash equivalents invested in deposits and trade receivables. The Company has not experienced any losses on its deposits of cash and cash equivalents. Management believes that the institutions are financially sound and, accordingly, minimal credit risk exists. The carrying values reported in the balance sheets for cash, cash equivalents and trade receivables approximate their fair values.

(h) Research and development

The Company accounts for research and development costs in accordance with Statement of Financial Accounting Standards ("SFAS") No. 2, "Accounting for Research and development Costs," and, accordingly, the Company expenses research and development costs when incurred.

(i) Income Taxes

The Company recognizes deferred tax assets and liabilities for operating loss carryforwards, tax credit carryforwards and the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which the temporary differences are expected to be recovered or settled. A valuation allowance is recorded to reduce the carrying amounts of net deferred tax assets if there is uncertainty regarding their realization.

 (j) Stock-Based Compensation

The Company accounts for its stock-based employee compensation using the intrinsic-value method, which follows the recognition and measurement principles of Accounting Principles Board (APB) Opinion No. 25, "Accounting for Stock Issued to Employees", and Financial Accounting Standards Board ("FASB") Interpretation ("FIN") No. 44, "Accounting for Certain Transactions Involving Stock Compensation." Stock and other equity instruments issued to non-employees are accounted for in accordance with SFAS No. 123, "Accounting for Stock-Based Compensation," and EITF Issue No. 96-18, "Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services," and are valued using the Black-Scholes model.

No stock-based employee compensation cost related to stock options is reflected in net income (loss), as all options granted under stock-based compensation plans had an exercise price equal to fair value of the underlying common stock on grant date.

(k) Goodwill and Purchased Intangible Assets

In July 2001, the FASB issued Statement of Financial Accounting Standards No. 142, "Goodwill and Other Intangible Assets" ("SFAS 142"). SFAS 142 requires goodwill to be tested for impairment on an annual basis and between annual tests in certain circumstances, and written down when impaired, rather than being amortized as previous accounting standards required. Furthermore, SFAS 142 requires purchased intangible assets other than goodwill to be amortized over their useful lives unless these lives are determined to be indefinite.

(l) Recently Issued Accounting Pronouncements

In March 2004, the FASB approved the consensus reached on EITF Issue No. 03-1, "The Meaning of Other-Than-Temporary Impairment and Its Application to Certain Investments." The objective of EITF Issue No. 03-1 is to provide guidance for identifying other-than-temporarily impaired investments. EITF Issue No. 03-1 also provides new disclosure requirements for investments that are deemed to be temporarily impaired. In September 2004, the FASB issued a FASB Staff Position
(FSP) EITF 03-1 that delays the effective date of the measurement and recognition guidance in EITF Issue No. 03-1 until further notice. The disclosure requirements of EITF Issue No. 03-1 are effective for the year ended December 31, 2004. Once the FASB reaches a final decision on the measurement and recognition provisions, the Company will evaluate the impact of the adoption of the accounting provisions of EITF Issue No. 03-1.

In December 2004, the FASB issued SFAS No. 123 (R), "Share-Based Payment," which replaces SFAS No. 123 and supersedes APB Opinion No. 25. SFAS No. 123 (R) requires that compensation cost relating to all share-based payment transactions, including grants of employee stock options, be recognized in the statement of operations based on their fair values. Pro forma disclosure is no longer an alternative. SFAS No. 123 (R) is effective the first interim or annual reporting period that begins after June 15, 2005. The company expects to adopt SFAS No. 123 (R) on July 1, 2005 and expects to apply the modified prospective method upon adoption. The modified prospective method requires companies to record compensation cost beginning with the effective date (a) based on the requirements of SFAS No. 123 (R) for all share-based payments granted after the effective date and (b) based on the requirements of SFAS No. 123 for all awards granted to employees prior to the effective date of SFAS No. 123 (R) that remain unvested on the effective date.

As permitted by SFAS No. 123, the Company currently accounts for share-based payments to employees using APB Opinion No. 25's intrinsic value method and, as such, generally recognizes no compensation cost for employee stock options. Accordingly, the adoption of SFAS no. 123 (R)'s fair value method may have a significant impact on the Company's results of operations, although it will have no impact on the Company's overall financial position. The impact of the adoption of SFAS No. 123 (R) cannot be predicted at this time because it will depend on levels of share-based payments granted in the future. However, had the Company adopted SFAS No. 123 (R) in prior periods, the impact of that standard would have approximated the impact of SFAS No. 123 as described in the disclosure of pro forma net income (loss) in Note H. The company expects its earnings will be adversely affected upon adoption of SFAS No. 123 (R).

In December 2004, the FASB issued SFAS No. 153, "Exchanges of Nonmonetary Assets
- an amendment of APB Opinion No. 29," which amends APB Opinion No. 29, "Accounting of Nonmonetary Transactions," to eliminate the exception for nonmonetary exchanges of similar productive assets and replaces it with a general exception for exchanges of nonmonetary assets that do not have commercial substance. A nonmonetary exchange has commercial substance if the future cash flows of the entity are expected to change significantly as a result of the exchange. SFAS No. 153 is effective for nonmonetary exchanges occurring in fiscal periods beginning after June 15, 2005. The Company does not expect the adoption of SFAS No. 153 to have a material impact on its results of operations or financial condition.

NOTE B: ACQUISITION

On April 1, 2003, the Company acquired 100 percent of the outstanding common and preferred shares of Xpeed, Inc. The results of Xpeed's operations have been included in the consolidated financial statements since that date. Xpeed, Inc was engaged in development and marketing of affordable passive optical network ("PON") and digital subscriber line (DSL) products. As a result of the acquisition, the Company has introduced a new platform that builds upon the Company's PON expertise through its support for the latest generation Gigabit Ethernet.

The acquisition involved issuance of 10,029,219 shares of the Company's common and preferred stock, cancellation of $300 convertible note and assumption of liabilities $5,604.

SFAS No. 141 requires that all business combinations be accounted for by the purchase method and accordingly, it requires acquisition cost to be determined and allocated to assets acquired and liabilities assumed. However, independent third party valuation of Xpeed was not performed and therefore no value could be assigned to the shares issued as part of purchase consideration. Based on the information available, the cost of acquisition in this report is determined and allocated as follows:

Cost of acquisition:
Cancellation of note                  $  300
Liabilities assumed                    5,604
                                      ------
                                      $5,904
                                      ======

Allocation:
Current assets                        $   79
Goodwill                               5,825
                                      ------
                                      $5,904
                                      ======

As discussed in Note A, the cost allocated to goodwill is written down entirely in the current year, following testing for impairment as required by SFAS No. 142 on "Goodwill and Other Intangible Assets". However, for tax purpose Goodwill is being amortized over 15 years.

NOTE C: PROPERTY AND EQUIPMENT

Property and equipment consisted of the following (in thousands):

                                               December 31,
                                                2004          2003

Computer equipment                             $   417       $   416
Computer software                                1,354         1,354
Test equipment                                   1,608         1,629
Furniture and fixtures                               2             2
                                               -------       -------

                                                 3,381         3,401
Less: Accumulated depreciation                  (2,583)       (2,013)
                                               -------       -------

Balances as at December 31, 2004 and 2003      $   798       $ 1,388
                                               =======       =======

NOTE D: IMPAIRMENT OF PURCHASED INTANGIBLE ASSETS

In April 2004, the Company purchased intangible assets from Accordion Networks, Inc. and as purchase consideration issued 300,000 shares (valued at $0.03 per share) of the Company's common stock.

Based on the impairment tests performed using present value of future cash flows, the value of intangible asset acquired in April 2004 was considered impaired as of December 31, 2004. Accordingly, the Statement of Operations for the year ended December 31, 2004, included a charge of $9 for impairment of intangible asset.

NOTE E: DEBT

In July 2001, the Company entered into a $1,500 equipment line of credit. Borrowings outstanding at December 31, 2004 were $9, bearing interest at a rate of 13% to 15%, for each of the draw downs that comprise the total outstanding balance. The borrowings are payable in 36 equal installments, the last of which is due in January 2005.

In April 2003, subsequent to the acquisition of Xpeed, Inc., the Company agreed to pay off $5,904 towards liabilities of Xpeed, Inc. As at December 31, 2004, the following amounts are outstanding:


Notes payable - Current                      $  718
Notes payable - Non-current                     298
Accrued liabilities                             122
                                             ------
Total                                        $1,138
                                             ------

NOTE F: COMMITMENTS

The Company leases office space under non-cancelable operating lease agreement which expires in July 2005. Rent expense was $206, $1,043, $842 and $2,924 for the years ended December 31, 2004, 2003, 2002, and, cumulatively, for the period from February 10, 2000 (date of inception) to December 31, 2004, respectively.

NOTE G: CONVERTIBLE PREFERRED STOCK

The holders of Series D redeemable convertible preferred stock have various rights and preferences as follows:

Voting
The holders of Series D preferred stock are entitled to voting rights equal to the number of shares of common stock into which each such share preferred stock could be converted at the record date and have voting rights and powers equal to the voting rights and powers of the shares of common stock.

Dividends
The holders of shares of Series D are entitled to receive dividends prior and in preference to any declaration or payment of any dividend (payable other than in common stock) to the holders of common stock of the Company at the rates of $0.015 per year on each outstanding share (as adjusted for any stock dividends, combination, or splits with respect to such shares). When, as, and to the extent that any dividends are paid on common stock, the holders of shares of redeemable convertible preferred stock will be entitled to receive, in addition to the dividend specified above, dividends in an amount equal to the amount paid in such year on the number of shares of common stock. Such dividends are payable only when, as, and if declared by the Board of Directors, but only out of funds that are legally available, and are non-cumulative. No dividends have been declared as of December 31, 2004.

Liquidation
In the event of liquidation, dissolution, or winding up of the Company, as further defined in the Company's certificate of incorporation, holders of Series D are entitled to receive in preference over common stockholders an amount of $0.38144 per share, plus any declared but unpaid dividends ("Preferred Liquidation Preference"). After payment has been made to the holders of the Series D of the full amounts to which they are entitled pursuant to above, all remaining assets available for distribution, if any, will be distributed ratably among the holders of common stock.

Conversion
Each share of Series D preferred stock, at the option of the holder, is convertible into fully paid, non-assessable shares of common stock at an initial one-to-one conversion rate, which is subject to subsequent adjustment for antidilution as provided in the Company's articles of incorporation. Additionally, conversion is automatic upon the closing of a qualified public offering of common stock with net proceeds of at least $15,000 and a public offering price of at least $5 per share.

Antidilution provisions
The conversion price of the Company's preferred stock is subject to adjustment, as further defined by the Company's restated articles of incorporation, to prevent dilution in the event that the Company issues additional shares of preferred stock, common stock, or common stock equivalents at a purchase price less than the then-effective conversion price, provided, however, that without triggering antidilution adjustments, the Company may issue to directors, officers, employees, or consultants, shares of common stock that are reserved for issuance under the Company's stock option plan or in connection with financings or other transactions which involve consideration and which are approved by the Board of Directors.

NOTE H: COMMON STOCK

During 2004, the Company issued 27,680,644 shares of common stock upon conversion of Series A, B and C redeemable convertible preferred stock. The Company also issued 301,158 shares to employees upon exercise of stock options and 300,000 shares to another company as consideration for purchase of intellectual property (See Note D).

NOTE I: STOCK OPTION PLANS

In May 2000, the Company's Board of Directors and stockholders adopted the 2000 Stock Plan (the "Plan"). The Plan provides for incentive stock options, as defined by the Internal Revenue Code, to be granted to employees at an exercise price not less than 100% of the fair value at the grant date as determined by the Board of Directors, unless the optionee is a 10% stockholder, in which case the per share exercise price will not be less than 110% of such fair value. The plan also provides for nonqualified, stock options and stock purchase rights to be issued to service providers at an exercise price of not less than 85% of the fair value at the grant date unless the service provider is a 10% stockholder, in which case the per share exercise price will not be less than 110% of such fair value. Options granted generally have a maximum term of ten years from the grant date, are immediately exercisable, and generally vest over a four-year period. The Plan provides that the unvested shares are subject to repurchase by the Company upon termination of employment at the original price paid for the shares.

Activity under the Plan since adoption through December 31, 2004 is as follows:

                                                                             Weighted-
                                                                              Average
                                               Shares                        Exercise
                                              Available      Outstanding       Price
                                              For Grant        Options       Per Share
Authorized at inception of the plan           10,000,000
Options granted                               (6,450,250)     6,450,250     $     0.100
Options exercised                                     --     (4,069,000)          0.100
Options canceled                                 346,000       (346,000)          0.100
                                             -----------     ----------

Balances at December 31, 2000                  3,895,750      2,035,250           0.100

Options granted                               (2,747,000)     2,747,000           0.570
Options exercised                                     --        (93,374)          0.110
Options canceled                               1,054,626     (1,054,626)          0.450
Shares related to previously exercised
   options subject to repurchase, which
   were repurchased                            1,174,399             --           0.100
                                             -----------     ----------

Balances at December 31, 2001                  3,377,775      3,634,250           0.470

Options granted                               (1,308,000)     1,308,000           0.250
Options exercised                                     --       (100,750)          0.100
Options canceled                               3,848,335     (3,848,335)          0.001
Shares related to previously exercised
  options subject to repurchase, which
  were repurchased                               997,195             --           0.001
                                             -----------     ----------

Balances at December 31, 2002                  6,915,305        993,165           0.250

Options granted                               (3,739,586)     3,739,586           0.250
Options exercised                                     --        (25,000)          0.260
Options canceled                               1,042,900     (1,042,900)          0.253
Shares related to previously exercised
  options subject to repurchase, which
  were repurchased                               413,646             --           0.009
                                             -----------     ----------

Balances at December 31, 2003                  4,632,265      3,664,851           0.250

Increase in authorized options                20,000,000
Options granted                              (22,379,561)    22,379,561           0.031
Options exercised                                     --       (788,833)          0.135
                                             -----------     ----------
Options canceled                               4,868,213     (4,868,213)          0.210
                                             -----------     ----------

Balances at December 31, 2004                  7,120,917     20,387,366           0.024

The following table summarizes information about stock options outstanding as of December 31, 2004:
                                                                   Options
                                  Options Outstanding            Exercisable
                             ------------------------------      ------------
                                               Weighted-            Number
                                Number of       average               of
       Range of exercise         Options     remaining life         Options
            prices            Outstanding       (years)             Vested

       $    0.10                 117,896         4.66                 84,250
            0.50                  80,000         6.87                 53,750
            0.25               1,672,900         8.42                941,025
            0.05              18,516,570         9.58              6,035,801
                             ------------                        ------------
                              20,387,366                           7,114,826
                             ============                        ============

Stock-based compensation
The Company has adopted the disclosure on provisions of SFAS 123, "Accounting for Stock-based Compensation." Pro forma information regarding net loss is required in SFAS 123. Under this method, the estimated fair value of the options is amortized to expense over the vesting period of the options. The Company's pro forma net loss for the years ended December 31, 2004, 2003, 2002, 2001 and cumulatively from February 10, 2000 (date of inception) to December 31, 2004 would have been $5,153, $13,320, $8,621, $20,313 and $53,720, respectively.
However, this is not likely to be representative of the effects of net loss on a pro forma basis for future years, due to the inclusion of additional grants and years of vesting in subsequent years.

The Company calculated the fair value of each option grant on the date of grant using the minimum value method for employees and the Black-Scholes option pricing model for non-employees with the following assumptions: dividend yield at 0%; weighted average expected option term of ten years; volatility of 0% for employees and 80% for non-employees, and risk-free interest rates of 1.13% to 5.28%. The weighted average fair value of options granted during 2004 was $0.031.

NOTE J: INCOME TAXES

The components of net deferred tax assets are as follows:

                                           December 31,
                                        2004          2003
Net operating loss carryforwards     $ 16,235      $ 14,626
Tax credit carryforwards                2,294         2,294

                                     --------      --------
Total deferred tax assets              18,529        16,920
Less: Valuation allowance             (18,529)      (16,920)
                                     --------      --------
                                     $     --      $     --
                                     ========      ========

The Company has established a valuation allowance against its deferred tax assets due to the uncertainty surrounding the realization of such assets.

As of December 31, 2004, the Company has a net operating loss carryforward of approximately $47 million for federal purposes. The carryforwards are available to offset future taxable income. If not utilized, these carryforwards will expire in varying amounts beginning in 2020.

Under the Tax Reform Act of 1986, the amounts of and benefits from net operating loss carry-forwards may be impaired or limited in certain circumstances. Events which cause limitations in the amount of net operating losses that the Company may utilize in any one year include, but are not limited to, cumulative ownership change of more than 50%, as defined, over a three year period.

NOTE K: RESEARCH AND DEVELOPMENT EXPENSE

Research and development expenses for the years ended December 31, 2004 and 2003, include the following:

Employee payroll expense                   $ 1,705      $ 2,248
Cost of material                               890        1,099
Outside services                               293          342
Allocation of administrative overheads         508           --
Recovery of expenses from customers           (425)        (638)
                                           -------      -------
                                           $ 2,971      $ 3,051
                                           =======      =======

NOTE L: SUBSEQUENT EVENTS

Nayna Networks, Inc. (the "company") merged into Rescon Technology Corporation ("Rescon"), a publicly traded company, on April 4, 2005 and became a wholly-owned subsidiary of Rescon. Following the merger, Rescon Technology Corporation changed its name to Nayna Networks, Inc.

Accompanied notes are an integral part of these financial statements.